Exhibit 10.1













                      IONICS, INCORPORATED

             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN































                                                            /12





                      IONICS, INCORPORATED

             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       TABLE OF CONTENTS



ARTICLE 1 PURPOSE                                            1

ARTICLE 2 DEFINITIONS                                        2

     2.1  Account                                            2
     2.2  Actuary                                            2
     2.3  Additional Annuity Benefit                         2
     2.4  Beneficiary                                        3
     2.5  Benefit                                            3
     2.6  Board                                              3
     2.7  Cause                                              3
     2.8  Change of Control                                  4
     2.9  Code                                               4
     2.10 Committee                                          5
     2.11 Company                                            5
     2.12 Compensation                                       5
     2.13 Employment Termination                             5
     2.14 ERISA                                              5
     2.15 Executive                                          5
     2.16 Interest Rate                                      6
     2.17 Participant                                        6
     2.18 Pension Plan                                       6
     2.19 Pension Plan Amount                                6
     2.20 Plan                                               6
     2.21 Plan Year                                          6
     2.22 Tax-Qualified Limits                               7
     2.23 Trust                                              7
     2.24 Trustee                                            7

ARTICLE 3 PARTICIPATION AND BENEFITS                         7

     3.1  Participation                                      7
     3.2  Accounts                                           7
     3.3  Benefit at Termination of Employment               8
     3.4  Death Benefit                                      9
     3.5  Forfeiture of Benefit                              11
     3.6  Minors and Incompetents                            11
     3.7  Source of Payment of Benefits                      11

ARTICLE 4 THE TRUST                                          12

     4.1  Establishment of Trust                             12
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ARTICLE 5 ADMINISTRATION

     5.1  Procedure                                          12
     5.2  Cooperation with Actuary                           12
     5.3  Duties                                             13
     5.4  Indemnification                                    14
     5.5  Mutual Exclusion of Responsibility                 14
     5.6  Claims Procedure                                   14

ARTICLE 6 AMENDMENT AND TERMINATION                          16

     6.1  Amendment                                          16
     6.2  Termination                                        16

ARTICLE 7 MISCELLANEOUS                                      17

     7.1  Nonassignability of Benefits                       17
     7.2  Tax Withholding                                    17
     7.3  Rights of Participants and Others                  17
     7.4  Release by Participants, Etc.                      18
     7.5  Construction                                       18
     7.6  Notices                                            18

































                                                            /14

                      IONICS, INCORPORATED

             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



    Ionics, Incorporated, a Massachusetts corporation (the

"Company"), hereby adopts the Ionics, Incorporated Supplemental

Executive Retirement Plan as set forth below, effective as of

January 1, 1996.



                           ARTICLE 1

                            Purpose



    The purpose of the Plan is to provide specified retirement benefits to the select group of officers and key employees

participating in the Plan, in addition to the benefits to which they are  entitled under the Pension Plan.  The Company intends that for purposes of Title I of ERISA, the Plan constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees.  If the Committee determines that any

Participant, with respect to any period, is not a member of such a select group for purposes of ERISA, the Committee may, after notice to such person, terminate such person's participation in the Plan, and cause such person's Account to be paid to him as soon as practicable or to be transferred to a trust for his sole benefit, which trust is not subject to Title I of ERISA.

                                                           /15



                           ARTICLE 2

                          Definitions



    2.1  "Account" means a bookkeeping account maintained for a

Participant, to which amounts are credited and charged as

described in Section 3.2.



    2.2  "Actuary" means the enrolled actuary selected from time to time by the Committee.



    2.3  "Additional Annuity Benefit" means the excess, as of

the end of a Plan Year, of (a) a Participant's projected annuity benefit at his Normal Retirement Date, calculated under the

normal retirement benefit formula in the Pension Plan but taking into account his Compensation without reference to the Tax-

Qualified Limits, over (b) his projected annuity benefit at his

Normal Retirement Date as calculated for purposes of the Pension

Plan; provided, however, that if the Pension Plan is amended after the date hereof to "update" again the Base Monthly Salary

(as defined in the Pension Plan) which is employed to calculate such annuity benefit, the Board may in its discretion specify that such amendment is to be disregarded under this clause (b),

is to be modified as the Board may specify, or is to be

implemented in accordance with an effective date or a schedule specified by the Board for purposes of this Plan.

                                                            /16

    2.4  "Beneficiary" means the person(s) or entity(ies)

identified with respect to a Participant pursuant to Section

3.4.

    2.5  "Benefit" means the amount that a Participant is

entitled to be paid under the Plan upon the termination of his employment.



    2.6  "Board" means the Board of Directors of the Company.



    2.7  "Cause" means any of the following: (a) the willful and continued failure (other than by reason of incapacity due to physical or mental illness) of a Participant to perform

satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising

management after a written demand for substantial performance is delivered to the Participant by the Board or supervising

management, which  demand specifically identifies the manner in which the Board or supervising management believes the

Participant has not satisfactorily performed his duties; (b) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the

Company; (c) the use by a Participant of confidential

information available to him by reason of his employment, for any purpose other than the sole interest of the Company or its client; or (d) any other willful act or omission which is

injurious to the financial condition or business reputation of the Company; provided, however, that no act or failure to act shall be deemed "willful" unless done, or

                                                           /17

omitted to be done, not in good faith and without reasonable belief that the act or omission was in the best interest of the

Company.



    2.8  "Change of Control" means the purchase or other

acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange

Act of 1934 (the "Act"), or any comparable successor provisions,

of beneficial ownership (within the meaning of Rule 13d-3

promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the

Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the

Company immediately prior to such reorganization, merger or

consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or

consolidated company's then outstanding securities, or a

liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.



    2.9  "Code" means the Internal Revenue Code of 1986, as

amended from time to time.

                                                            /18





    2.10 "Committee" means the Compensation Committee of the

Board or such other committee consisting of two or more

individuals (who may, but need not be, officers or directors of the Company) which is appointed by the Board to administer this

Plan.



    2.11 "Company" means Ionics, Incorporated and any successor to all or a major portion of its property or business.



    2.12 "Compensation" means the Compensation of a Participant for a calendar year as defined in Article 2 of the Pension Plan.



    2.13 "Employment Termination" means a Participant's

termination of employment by the Company within 24 months

following a Change of Control or the Participant's Retirement

(as defined in Section 2 of the Pension Plan) provided, however,

that a Participant's Employment Termination will be deemed to have occurred in any event upon the later to occur of his 65th birthday and his termination of employment by the Company.



    2.14 "ERISA" means the Employee Retirement Income Security

Act of 1974, as amended.



    2.15 "Executive" means any officer or key employee of the

Company whose Compensation exceeds the limit in effect pursuant

                                                           /19

to Section 401(a)(17) of the Code with respect to any Plan Year.

    2.16 "Interest Rate" means an annual rate of interest

specified for a Plan Year by the Committee, in consultation with the Actuary.



    2.17 "Participant" means an Executive who has commenced

participation in the Plan and whose Benefit has not been paid in full.



    2.18 "Pension Plan" means the Ionics, Incorporated

Retirement Plan as it may be amended from time to time.



    2.19 "Pension Plan Amount" means the excess of (a) the

present value required to be invested on the last day of the

Plan Year in order to produce a future value on a Participant's

65th birthday equal to his Additional Annuity Benefit, assuming an interest rate equal to the Interest Rate for the Plan Year for which the Pension Plan Amount is being determined and

otherwise using the actuarial assumptions which are then

employed for purposes of the Pension Plan, over (b) the balance of the Participant's Account as of the end of the Plan Year

(disregarding the Pension Plan Amount for that Plan Year).



    2.20 "Plan" means the plan embodied in this instrument, as from time to time amended.



                                                            /20

    2.21 "Plan Year" means the calendar year.



    2.22 "Tax-Qualified Limits" means the dollar amount in

effect from time to time pursuant to Section 401(a)(17) of the

Code and the limitations on benefits in effect from time to time under Section 415 of the Code.



    2.23 "Trust" means the trust fund established pursuant to

the Plan.



    2.24 "Trustee" means the trustee named in the agreement

establishing the Trust and such successor and/or additional

trustees as may be named pursuant to the terms of the agreement establishing the Trust.



                           ARTICLE 3

                   Participation and Benefits



    3.1  Participation.  Each Executive employed by the Company on the last day of the initial Plan Year (1996) shall become a

Participant in the Plan as of the effective date hereof, or as of the first date of such later Plan Year in which he becomes an

Executive.



    3.2  Accounts.  The Committee or its delegate shall maintain on the books of the Company and in the Trust an Account for each

                                                           /21

Participant, and shall credit to each Account as of the last day of each Plan Year the Pension Plan Amount, as calculated by the

Committee or its delegate, in consultation with the Actuary.

The balance of the Account shall be reduced by the amount of any

Benefit paid to or in respect of a Participant.  The Company will pay an amount to the Trust with reasonable promptness after the Pension Plan Amount for any Plan Year has been determined so that the Trust is caused to hold assets equal in value to the sum of each Participant's Account.  The Company shall direct the

Trustee to invest the Account as the Company shall determine.



    3.3  Benefit at Termination of Employment.  A Benefit shall be payable to a Participant by reason of his Employment

Termination in the amount credited to the vested portion of his

Account at the time of payment.  A Participant's Account shall vest to the extent his benefit under the Pension Plan is vested.

The balance of his Account shall be credited with interest at the short-term "applicable federal rate" under Section 1274(d)

of the Code from the last day of the Plan Year for which he last accrues Benefit Service under the Pension Plan until such

Account has been completely paid.  Subject to Sections 3.4 and

3.5, a Participant's Benefit shall be paid in one of the

following forms, according to the Participant's written

election:





                                                            /22

    (a)  a single sum paid within 90 days after the end of the

         Plan Year following the Participant's Employment

         Termination;



    (b)  a series of two substantially equal annual installments beginning within 90 days after the date of the

         Participant's Employment Termination;



    (c)  a series of five substantially equal annual

         installments beginning within 90 days after the date of

         the Participant's Employment Termination; or



    (d)  a series of ten substantially equal annual installments beginning within 90 days after the date of the

         Participant's Employment Termination.



A Participant's election pursuant to this Section 3.3 must be delivered to the Committee or its delegate no later than 30 days after he becomes a Participant, and may be changed only at such time and in such manner as the Committee may permit.  If a

Participant fails to deliver an election within that 30-day

period, his Benefit shall be paid in a single sum no later than

90 days after the end of the Plan Year following his Employment

Termination.





                                                            /23

    A series of installments shall be considered substantially equal if the amount distributed in each Plan Year equals (a) the balance of the Participant's Account as of the last day of the

Plan Year most recently ended before the date of payment,

divided by (b) the number of installments remaining to be paid.

Payments made after the initial installment shall be made on or about the anniversary date of the initial installment.



    3.4  Death Benefit.  A death benefit shall be payable to the

Beneficiary of a Participant who dies while employed by the

Company, or who dies after his employment by the Company has terminated but before the Benefit to which he is entitled has been paid.  The amount of the death benefit shall be equal to the balance of the deceased Participant's Account as of the date of his death.  A Participant may designate one or more persons or entities to receive death benefits under the Plan by

completing and delivering to the Committee or its delegate

during his lifetime a written designation in the form prescribed by the Committee or its delegate.  A Participant may change or revoke any such designation, without the knowledge or consent of any party, by completing and delivering to the Committee or its delegate another such form.  In every case, the form most

recently dated and delivered to the Committee or its delegate before the date of a Participant's death shall cancel and

supersede any such form dated earlier.  Payment of any benefit due under the Plan with respect to a Participant who fails to

                                                           /24

designate a Beneficiary, or whose designated Beneficiary is no longer living at the Participant's death, will be made to the

Participant's surviving spouse; or if he is not survived by his spouse, to his children by right of representation; or if he is survived by neither spouse nor children, to his parents; or if he is survived by none of the foregoing, to his estate.



    The death benefit shall be paid in a single sum as soon as practicable after the Participant's death.  Payment with respect to a Beneficiary who survives the Participant but dies before payment of the Benefit under this Section 3.4 has been made will be made to the Beneficiary's estate.



    3.5  Forfeiture of Benefit.  Notwithstanding any other

provision of the Plan, neither a Participant nor any Beneficiary of a Participant shall receive any Benefit under the Plan if the

Participant is dismissed from employment with the Company for

Cause.



    3.6  Minors and Incompetents.  In the event that any Benefit becomes payable to a minor or to a person under legal

disability, or to a person not judicially declared incompetent but whom the Committee or its delegate considers unable properly to administer the Benefit by reason of physical or mental

disability, then the Benefit shall be paid out in such of the following ways as the Committee or its delegate deems best, and the Committee and the

                                                           /25

Company shall incur no liability therefor: (a) directly to such person; (b) to the legally appointed guardian or conservator of such person; or (c) to some relative or friend for the care and support of such person.



    3.7  Source of Payment of Benefits.  The Benefit provided

under the Plan with respect to a Participant shall be payable from the Trust or from the general assets of the Company.  If the Trust does not have sufficient assets to pay any amount owed under the Plan with respect to a Participant, the Company shall make such Payment.  At no time shall a Participant or

Beneficiary have, by reason of the Plan, any right, title, or interest superior to that of a general unsecured creditor of the

Company, in or to any asset or assets or of the Company.



                           ARTICLE 4

                           The Trust



    4.1  Establishment of Trust.  The Company shall establish

the Trust with the Trustee, pursuant to such terms and

conditions as are set forth in the Trust agreement to be entered into between the Company and the Trustee.  The Trust is intended to be treated as a "grantor" trust under the Code, and the

establishment of the Trust is not intended to cause any

Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

                                                            /26

                           ARTICLE 5

                         Administration



    5.1  Procedure.  The Committee will be the administrator of the Plan.  The Committee may take any decision or action in

connection with the Plan by a majority of its members.

Decisions in connection with the Plan may be made and evidenced by a written document signed by a majority of the Committee's members, without a formal meeting of the Committee.  The

Committee may delegate to one or more officers of the Company any duty as to which the Plan specifically permits such

delegation, but no duty of the Committee may be delegated to an

Executive who is or has been a Participant.



    5.2  Cooperation with Actuary.  The Committee or its

delegate shall provide to the Actuary such information as to

Participants' Compensation, accrued benefits under the Pension

Plan, length of service, age and other information that the

Actuary may request in connection with the calculation of the

Pension Plan Amount.



    5.3  Duties.  In addition to the powers and duties specified elsewhere in the Plan, the Committee shall:



    (a)  determine all matters relating to the eligibility of

         persons to become Participants in the Plan;

                                                            /27

    (b)  determine whether or not any employee of the Company

         has become a Participant in the Plan;



    (c)  determine whether and when the employment of any

         Participant has been terminated and, to the extent

         material to a determination of a benefit hereunder, the

         cause of such termination; and



    (d)  decide all questions which may arise from time to time with respect to the rights under the Plan of employees

         of the Company, Participants, and any other persons who

         claim to be entitled to benefits under the Plan.



    The Committee shall have exclusive discretionary authority to construe and interpret the Plan document; provided, however,

that in exercising its powers and duties the Committee shall treat alike Participants and Beneficiaries in like

circumstances.

    5.4  Indemnification.  The Company agrees to indemnify and save harmless each member of the Committee and any delegate of the Committee against any and all liability occasioned by or arising out of any action with respect to the Plan taken,

suffered or omitted in good faith by him.

    5.5  Mutual Exclusion of Responsibility.  Neither the

Trustee nor the Company shall be obliged to inquire into or be responsible for any act or failure to act, or the authority

                                                            /28

therefor, on the part of the other.

    5.6  Claims Procedure. A Participant or other person who

asserts a right to any benefit under the Plan which he has not received must file a written claim with the Administrator.  If the Administrator wholly or partially denies the claim, it shall within 90 days of receipt of the claim provide a written notice of denial to the claimant, setting forth:



         (a)  specific reasons for the denial of the claim,



         (b)  specific reference to pertinent provisions of the

    Plan on which the denial is based,



         (c)  a description of any additional material or

    information necessary to perfect the claim and an

    explanation of why such material or information is

    necessary, and



         (d)  an explanation of the Plan's claims review

    procedure.



    A claimant whose application for benefits is denied, or who has received neither an affirmative reply nor a notice of denial within 90 days after filing his claim, may request a full and fair review of the decision denying the claim.  The request must be made in writing to the Administrator within 60 days after

                                                           /29



receipt of the notice of denial (or, if no notice of denial is issued, within 60 days after the expiration of 90 days from the filing of the claim).  In connection with the review, the

claimant or his authorized representative may:



         (a)  request a hearing by the Administrator upon

    written application to the Administrator,



         (b)  review pertinent documents in the possession of

    the Administrator, and



         (c)  submit issues and comments in writing to the

    Administrator to review.



    A decision on review by the Administrator shall be made

promptly, and not later than 60 days after the receipt by the

Administrator of a request for review, unless special

circumstances (such as a need to hold a hearing) require an

extension of time for processing, in which case the claimant will be so notified of the extension and a decision shall be rendered as soon as possible, and not later than 120 days after the receipt of the request for review.  The decision shall be in writing and shall include specific reasons for the decision

written in a manner calculated to be understood by the claimant,

and specific reference to the pertinent provisions of the Plan on

                                                           /30

which the decision is based.  The decision of the Administrator shall be final and binding upon all parties.



                           ARTICLE 6

                   Amendment and Termination



    6.1  Amendment.  The Company shall have the right, at any

time and from time to time, to modify or amend the Plan by an instrument in writing, executed by a duly authorized officer of the Company and delivered to the Committee; provided, however,

that no amendment shall reduce the balance of a Participant's

Account without his written consent.

    6.2  Termination.  Although the Company expects to continue the Plan indefinitely, it expressly reserves the right to

terminate it in whole or in part at any time by an instrument in writing delivered to the Committee, effective on the date

specified in such instrument.  Upon termination of the Plan, the

Committee may in its discretion permit each Participant who is then employed with the Company (or if the Plan is partially

terminated, each Participant affected by the termination) to receive a Benefit equal to the balance of his Account as of the date of such termination or partial termination, payable as if the Participant had then terminated his employment.  To the

extent a Participant does not receive his Benefit upon

termination of the Plan, his Account shall continue to be

maintained in accordance with Section 3.2, and shall be payable

                                                           /31

in accordance with Section 3.3, notwithstanding that thereafter there will be no Pension Plan Amount added to the Account.



                           ARTICLE 7

                         Miscellaneous



    7.1  Nonassignability of Benefits.  No right or claim to any benefit hereunder will be assignable by any Participant or

Beneficiary, nor subject to garnishment, attachment, execution or levy of any kind.  Any attempt to assign, transfer, pledge,

encumber, commute or anticipate payment of benefits hereunder will be void.



    7.2  Tax Withholding.  All payments under this Plan shall be subject to such tax withholding as may be required by law.



    7.3  Rights of Participants and Others.  Except as expressly set forth herein, nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the employ of the Company, or to confer upon or create in any Participant or other person any rights of any name or nature, legal or

equitable.  Neither anything contained herein nor any action taken by the Company hereunder shall in any way prevent it from terminating the employment of any Participant at any time, or subject it to any liability for such termination, nor shall it be deemed to give the Company the right to require the

Participant

                                                           /32

to remain in its service or to interfere with the Participant's right to terminate his service at any time.



    7.4  Release by Participants, Etc.  Except to the extent

that it relieves the Company or the Committee from

responsibility or liability for any responsibility, obligation or duty owing to the Plan or to any Participant or Beneficiary,

any payment made in accordance with the provisions of the Plan to any person entitled to a Benefit shall to the extent thereof be in full satisfaction of all claims against the Company and the Committee, either of which may require as a condition

precedent to such payment that the recipient execute a receipt and release therefor in such form as shall be determined by the

Company or the Committee, as the case may be.



    7.5  Construction.  The Plan shall be construed, and the

rights and liabilities of all persons hereunder shall be

determined, in accordance with the laws of the Commonwealth of

Massachusetts, to the extent that they are not preempted by

ERISA.  Masculine pronouns shall include both masculine and

feminine genders, and singular words shall include the plural,

wherever the context permits.



    7.6  Notices.  Any notice under the Plan will be deemed to have been properly delivered if it is in writing and is

delivered in hand or sent by registered mail, postage prepaid,

to the party

                                                           /33

addressed as follows, unless another address has been substituted by notice so given:



    To a Participant:   To his address as set forth in the

payroll records of the Company.



     To the Committee:   Care of the Company, at its address as

shown directly below.

    To the Company:     Ionics, Incorporated
                        65 Grove Street
                        Watertown, MA  02172
                        Attention: Stephen Korn, Esq.


    IN WITNESS WHEREOF, the Company has caused this document to be executed this _____ day of ____________, 1996.


                                       Ionics, Incorporated


                                       By:
Attest:






















                                                            /34